Exhibit 10.51

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

Amended and Restated Master Services Agreement

This Amended and Restated Master Services Agreement (the "MSA") between Digital Farms LLC, an Indiana limited liability company having its registered place of business at [***] “Vendor” and Super Crypto Mining, Inc. a Delaware corporation having its registered place of business at  48430 Lakeview Blvd, Fremont, California 94538-3158 ("Customer") is made effective as of March 21, 2018 and amends and restates in its entirety that certain Master Services Agreement entered into by the parties hereto on March 1, 2018.

Article 1 – Introduction

1.1 General.  This MSA sets forth the terms and conditions of Vendor’s delivery and Customer’s receipt of any or all of the services provided by Vendor, including Professional Services.  The specific Services to be provided under this MSA are identified in the Order Forms submitted by Customer and accepted by Vendor and described in detail in the Order Form and/or Statements of Work attached to each Order Form.  This MSA is intended to cover any and all Services ordered by Customer and provided by Vendor.  Any terms set forth in this MSA which apply specifically to a service not ordered by Customer, will not apply to Customer.

1.2 Definitions.  Capitalized terms used and not elsewhere defined in this MSA, have the meanings given them in Schedule 1.2 to this MSA.

Article 2 –Services; Term; Certain Covenants

2.1 Delivery of Services.

(a) General.  By submitting an Order Form, Customer agrees to take and pay for, and, by accepting the Order Form, Vendor agrees to provide, the Services specified on the Order Form during the Initial Term and for any Renewal Term, as specified in Section 2.2(b).

2.2 Term of Services.

(a) Commencement of Initial Term.  The term for each Service will commence on the Service Commencement Date and continue for the Initial Term.

(b) Renewal Terms.  Each Service will continue automatically for additional terms equal to the Initial Term (“Renewal Term”) unless Customer or Vendor notifies the other party in writing at least one hundred twenty (120) days prior to the end of the Initial Term or a Renewal Term, as applicable, that it has elected to terminate such Service, in which case such Service shall terminate at the end of such term.  The termination of any Service will not affect Customer’s obligations to pay for other Services.  Notwithstanding the foregoing, Vendor may change or increase the prices it charges Customer for any Service at any time after the Initial Term effective thirty (30) days after providing written notice to Customer.  Vendor may increase power charges at a rate proportional to utility rate increases during the Initial Term or any Renewal Term. Except as otherwise expressly provided in this MSA, Vendor is obligated to provide and Customer is obligated to pay for each Service through its Initial Term and any Renewal Term.

(c) MSA Term.  In the event that Vendor does not perform Services during any consecutive three (3) year period after the effective date hereof, notwithstanding any term herein to the contrary, this MSA shall automatically terminate upon conclusion of said three (3) year period.

(d) Scalability.  Vendor shall provide the Customer with the ability to place machines within its facilities beginning with up to 5MW deployment in the primary facility to be followed by up to 20MW of deployments.  Each deployment to be made in mutually agreeable increments, according to machine availability and power deployment.

(e) Right of First Refusal. The Vendor hereby grants to Customer an irrevocable first right of refusal to conduct all operations related to crypto mining at Vendor’s facilities for the duration of this MSA and any renewals thereof.

(f) Deployment of Miners. The Vendor shall initially provide the Customer with the requisite space and power sources to install and operate [***] Miners, as well as space and power for an additional: (i) [***] Miners delivered within [***] from the date hereof; (ii) [***] Miners delivered before [***], for the deployment of no fewer than an aggregate of no fewer than [***] Miners within [***] of the execution date of this MSA, subject to the immediate execution of the appropriate Order Form and funding of the required Non Recurring Charge, and (iii) [***] to [***] Miners during each of the subsequent [***] for an aggregate of no fewer than [***] Miners, subject to each deployment being covered by a mutually agreeable Order Form.
(g) Pricing. The Vendor and the Customer agree that the pricing for the supply of power shall be as follows:

Unit Range		Price per kW/Mo
1,001	2,000	[***]
2,001	3,000	[***]
3,001	4,000	[***]
4,001	9,999	[***]
10,000+	***	[***]
(h)          Terms of Deployment.

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The Customer agrees to pay the first and last month’s fee upon each Order Form execution to initiate build out of power (e.g., [***] Miners shall cost [***] based upon [***] per [***], at the initial rate). There shall be a retroactive credit of to an overall pricing structure of [***] per kW/Mo for the additional deployment of [***] to [***] Miners so long as the Order Form for the increase in the number of Miners deployed occurs within [***] of the date hereof.  As future deployments occur, the rate structure shall be reset for all Miners but no further retroactive credits shall be granted. In the event that an Order Form is executed and the first and last month’s fees are paid (“Deposit”) and the additional Miners are not deployed, then the [***] in a mutually agreeable manner set forth in each respective Order Form.

Article 3 – Payment Terms for Fees and Expenses

3.1 Fees and Expenses.  Customer will pay all fees and expenses due according to the prices and terms listed in the Order Forms.

3.2 Payment Terms.  Unless otherwise stated on an Order Form, on the Service Commencement Date for each Service, Customer will be billed an amount equal to all non-recurring charges indicated in the Order Form and the monthly recurring charges for the first month and last month of the term, such invoice is due on receipt.  Monthly recurring charges for all other months will be billed in advance of the provision of Services, on the first of each month.  All other charges for Services received and expenses incurred during a month (e.g., time and materials billing fees, etc.) will be billed at the end of the month in which the Services were provided.  Payment for all fees and expenses is due within ten (10) days of receipt of each Vendor invoice.  All payments will be made in the United States in U.S. dollars via electronic transfer.

3.3 Late Payments. Any payment not received within fifteen (15) days of the due date will accrue interest at a rate of one and one-half percent (1 ½%) per month, or the highest rate allowed by applicable law, whichever is lower.

3.4 Billing Disputes.  If Customer in good faith disputes any portion of any Vendor invoice, Customer shall submit to Vendor, by the due date, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount.  If Customer does not report a dispute within thirty (30) days following the date of the applicable invoice, Customer shall have waived its right to dispute the invoice.  Vendor and Customer agree to use their respective commercially reasonable efforts to resolve any dispute within thirty (30) days after Vendor receives written notice of this dispute from Customer.  Any disputed amounts resolved in favor of Customer shall be credited to Customer’s account on the next invoice following resolution of the dispute.  Any disputed amounts determined to be payable to Vendor shall be due within ten (10) days of the resolution of the dispute.

3.5 Taxes.  All fees charged by Vendor for Services are exclusive of all regulatory fees, surcharges, taxes and similar fees now in force or enacted in the future imposed on the transaction or the delivery of Services, all of which Customer will be responsible for and will pay in full, except for franchise taxes and taxes based on Vendor’s net income.

Article 4 – Confidential Information; Intellectual Property
   Ownership; License Grants

4.1 Confidential Information.

(a) Nondisclosure of Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, and other information held in confidence by the other party (“Confidential Information”). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential.  Confidential Information will also include, but not be limited to, Vendor Technology, Customer Technology, and the terms and conditions of this MSA and all documents incorporated by reference into this MSA.  Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this MSA, nor disclose to any third party (except as required by law or to that party’s attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information.  Each party also agrees that it will take reasonable precautions to protect the confidentiality of the other party's Confidential Information, at least as stringent as it takes to protect its own Confidential Information.

(b) Exceptions.  Information will not be deemed Confidential Information under this MSA if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this MSA by the receiving party; or (iv) is independently developed by the receiving party.   The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.  In addition, nothing contained herein shall restrict disclosure of this Agreement or the terms contained herein to the extent such information is required to be disclosed pursuant to Federal or state laws or regulations.

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4.2 Intellectual Property.

(a) Ownership.  Except for the rights expressly granted in this MSA, this MSA does not transfer from Vendor to Customer any Vendor Technology, and all right, title and interest in and to Vendor Technology will remain solely with Vendor.  Except for the rights expressly granted in this MSA, this MSA does not transfer from Customer to Vendor any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer.  Vendor and Customer each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other party.

(b) General Skills and Knowledge.  Notwithstanding anything to the contrary in this MSA, Vendor will not be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of Vendor.

Article 5 – Vendor Representations and Warranties

5.1 General.

Authority and Performance of Vendor. Vendor represents and warrants that (i) it has the legal right and authority to enter into this MSA and perform its obligations under this MSA, and (ii) the performance of its obligations and delivery of the Services to Customer will not violate any applicable U.S. laws or regulations or cause a breach of any agreements with any third parties.  In the event of a breach of the warranties set forth in this Section 5.1, Customer’s remedy, in addition to any other remedies available at law or in equity, is termination pursuant to Article 10.

   5.2 System Maintenance.  In the event Vendor determines that it is necessary to interrupt Service or that there is a potential for Service to be interrupted for the performance of system maintenance, Vendor will notify Customer ten (10) days prior to the performance of such maintenance and will attempt to schedule such maintenance during non-peak hours (midnight to 6:00 A.M. local time) when possible.  In no event shall interruption for system maintenance constitute a failure of performance by Vendor.

5.3 Service Performance Warranty.  Vendor warrants that it will perform the Services in a manner consistent with generally accepted industry practices reasonably applicable to the performance thereof.

5.4 No Other Warranty.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN ARTICLE 5, THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE SERVICES IS AT ITS OWN RISK.  VENDOR DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. VENDOR DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

5.5 Disclaimer of Actions Caused by or Under the Control of Third Parties.  VENDOR DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM VENDOR’S NETWORK AND OTHER PORTIONS OF THE INTERNET.  SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES.  AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CUSTOMER’S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH VENDOR WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ALL ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, VENDOR CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR.  ACCORDINGLY, VENDOR DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

Article 6 – Customer Representations, Warranties and
   Obligations

6.1 Representations and Warranties of Customer.

(a) Authority and Performance.  Customer represents and warrants that (i) it has the legal right and authority to enter into this MSA and perform its obligations under this MSA, and (ii) the performance of its obligations and use of the Services (by Customer, its customers and users) will not violate any applicable laws, regulations or the Acceptable Use Policy or unreasonably interfere with other Vendor customers’ use of Vendor services.

(b) Breach of Warranties.  In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Vendor will have the right, in its sole reasonable discretion, to suspend immediately any related Services if deemed reasonably necessary by Vendor to prevent any harm to Vendor and its business.   Vendor will provide notice and opportunity to cure if practicable depending on the nature of the breach.  Once cured, Vendor will promptly restore the Services.

6.2 Compliance with Law.  Customer agrees that it will use the Services only for lawful purposes and in accordance with this MSA.  Customer will comply at all times with all applicable laws and regulations.  Customer acknowledges that Vendor exercises no control whatsoever over the content of the information passing through Customer’s sites and equipment and that it is the sole responsibility of Customer to ensure that the information it and its users transmit and receive complies with all applicable laws and regulations.

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6.3 Accesses and Security.  Except with the advanced written consent of Vendor, Customer’s access to the Vendor Data Centers will be limited solely to the Representatives as set forth in the Customer Registration Form which is hereby incorporated by reference into this MSA.

6.4 Restrictions on Use of Services.  Customer shall not, without the prior written consent of Vendor, which will not be unreasonably withheld, resell the Services to any third parties.

Article 7 – Insurance

7.1 Vendor Minimum Levels. Vendor agrees to keep in full force and effect during the term of this MSA: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers' compensation insurance, if applicable, in an amount not less than that required by applicable law.  Vendor agrees that it will ensure and be solely responsible for ensuring that its contractors and subcontractors maintain insurance coverage at levels no less than those required by applicable law and customary in Vendor’s and its agents’ industries.

7.2 Customer Minimum Levels.  In order to provide customers with physical access to facilities operated by Vendor and equipment owned by third parties, Vendor is required by its insurers to ensure that each Vendor customer maintains adequate insurance coverage. Customer agrees to keep in full force and effect during the term of this MSA: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers compensation insurance in an amount not less than that required by applicable law.  Customer agrees that it will ensure and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law and customary in Customer’s and its agents’ industries.  During the term of this MSA, it is Customers sole responsibility to provide and maintain adequate insurance coverage for all Customer owned equipment.  Vendor has the right to review Customer’s equipment insurance coverages upon reasonable request.

7.3 Certificates of Insurance; Naming Vendor as an Additional Insured.  Prior to any access of the Vendor Data Centers by any Representative or other agent or employee of Customer, Customer will (i) deliver to Vendor certificates of insurance which evidence the minimum levels of insurance set forth above; and (ii) cause its insurance providers to name Vendor as an additional insured and notify Vendor in writing of the effective date thereof.

Article 8 – Limitations of Liability

8.1 PERSONAL INJURY.  EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING A VENDOR DATA CENTER DOES SO AT ITS OWN RISK. NEITHER PARTY ASSUMES LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE PARTY’S NEGLIGENCE OR WILLFUL MISCONDUCT.

8.2 CONSEQUENTIAL DAMAGES WAIVER.  EXCEPT FOR A BREACH OF SECTION 4.1 (“CONFIDENTIAL INFORMATION”) OF THIS MSA, IN NO EVENT WILL EITHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER FOR ANY TYPE OF INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.  FURTHER, NO CAUSE OF ACTION WHICH ACCRUED MORE THAN TWO (2) YEARS PRIOR TO THE FILING OF A SUIT ALLEGING SUCH CAUSE OF ACTION MAY BE ASSERTED AGAINST VENDOR.

8.3 LIMITATION OF ACTUALS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY ACTUAL DAMAGES IN EXCESS OF SUCH PARTY’S INSURANCE LIMIT AS MANDATED UNDER THIS AGREEMENT.

Article 9 – Indemnification

9.1 Indemnification.  Each party will indemnify, defend and hold the other harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, “Losses”) resulting from any claim, suit, action, or proceeding (each, an “Action”) brought by any third party against the other or its affiliates alleging (i) the infringement or misappropriation of any intellectual property right relating to the delivery or use of the Services (but excluding any infringement contributorily caused by the other party); (ii) tangible property or personal injury caused by the negligence or willful misconduct of the other party; and (iii) any violation of or failure to comply with the Acceptable Use Policy.  Customer will further indemnify, defend and hold Vendor and its affiliates harmless from and against any and all Losses resulting from or arising out of any Action (i) brought against Vendor related to Customer’s breach of this MSA or any Order Form, exhibit, schedule, or addendum hereto, or (ii) brought against Vendor, its affiliates or customers alleging any damage or destruction to the Vendor Data Centers, Vendor equipment or other customers’ equipment caused by the negligence or willful misconduct of Customer, its Representatives or designees.

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9.2 Notice.  Each party’s indemnification obligations under this MSA shall be subject to (i) receiving prompt written notice of the existence of any Action; (ii) being able to, at its option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

Article 10 – Termination

10.1 Termination by Customer for Cause.  If Vendor fails to perform a particular Service under this MSA and does not remedy such failure within sixty (60) days following written notice from Customer, Customer may terminate such Service without any further obligation to Vendor except for the payment of accrued but unpaid charges.  If Vendor is unable to provide Service for forty-five (45) consecutive days due to a Force Majeure event as defined in Section 11.1, Customer may terminate the affected Service without liability.

10.2 Termination by Customer for Convenience.  Customer may, at any time and without cause, terminate any Service upon thirty (30) days written notice to Vendor, provided the following: (i) if Customer terminates any Service prior to the applicable Service Commencement Date, Customer shall reimburse Vendor for all costs of implementation of terminated Service; or (ii) if Customer terminates any Service after the applicable Service Commencement Date, Customer shall immediately pay Vendor (a) all charges for Services previously rendered, and (b) the monthly amount due for the terminated Services times the number of months remaining on the applicable term. Customer acknowledges that Vendor will suffer damages if a Service is terminated prior to the expiration of the Initial Term or any Renewal Term as the case may be and that the aforementioned payment is a genuine pre-estimate of liquidated damages that Vendor will suffer and not a penalty.

10.3 Termination by Vendor.  Vendor may terminate this MSA or any Service with no further liability if (i) Customer fails to make payment as required under this MSA and such failure is uncorrected for ten (10) calendar days following written notice from Vendor, or (ii) Customer fails to perform any other material obligation under this MSA and does not remedy such failure within thirty (30) days following written notice from Vendor (hereinafter collectively referred to as “Customer Default”).  In the event of a Customer Default, Vendor shall have the right to: (i) suspend Service to Customer; (ii) cease processing or accepting orders for Service; and/or (iii) terminate this MSA or any Service.  If Vendor terminates this MSA due to a Customer Default, Customer shall remain liable for all charges outlined in Section 10.2 herein.  Customer agrees to pay Vendor’s reasonable expenses (including attorney and collection agency fees) incurred in enforcing Vendor’s rights in the event of a Customer Default.  It is the express intent and understanding of the parties that, this MSA and Order Forms hereunder being one integrated agreement and not separate, severable contracts, Customer’s rights to early termination of any Service is not a right to “reject”, on an individual basis, any Service or any Order Form pursuant to federal bankruptcy laws.

10.4 Termination on Expiration of all Services.  Either party may terminate this MSA, effective as of the date specified in written notice of termination provided to the other party, if all Services have been terminated in accordance with the procedures in Section 2.2(b) or if no Order Forms are in effect.

10.5 No Liability for Termination.  Neither party will be liable to the other for any termination or expiration of any Service or this MSA in accordance with its terms.

10.6 Effect of MSA Termination.  Upon the effective date of termination of this MSA:

(a) Vendor will immediately cease providing the Services;

(b) Any and all payment obligations of Customer under this MSA for Services through any applicable term will immediately become due;

(c) within ten (10) days of such termination, each party will return all Confidential Information of the other party in its possession if requested by such party and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

(d) Customer will pay to Vendor all expenses incurred by Vendor to return Customers’ Confidential Information, including, but not limited to, labor costs and the cost of storage media.

10.7 Termination Assistance.  Notwithstanding the provisions of Section 10.6, upon the termination of this MSA for any reason, Vendor will provide to Customer such termination assistance relating to the Services, at Vendor’s then current standard rates, as may be reasonably requested in writing by Customer.  Vendor’s obligation to provide assistance pursuant to this Section 10.7 is limited to a period of fifteen (15) days (the “Assistance Period”).  Customer will pay Vendor, on the first day of the Assistance Period and as a condition to Vendor’s obligation to provide termination assistance to Customer during the Assistance Period, an amount equal to Vendor’s reasonable estimate of the total amount payable to Vendor for such termination assistance for the Assistance Period.

10.8 Survival.  The following provisions will survive any expiration or termination of this MSA: Articles 3, 8, 9, 10 and 11 (excluding Section 11.2) and Sections 4.1, 4.2, and 5.4.

Article 11 – Miscellaneous Provisions

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11.1 Force Majeure.  Except for the obligation to make payments or as otherwise set forth herein, neither party will be liable for any failure or delay in its performance under this MSA due to any cause beyond its reasonable control, including, but not limited to, acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet (not resulting from the actions or inactions of Vendor) (each a “Force Majeure Event”), provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance.

11.2 No Lease. This MSA is a services agreement and is not intended to and will not constitute a lease of any real property.  Customer acknowledges and agrees that (i) it has been granted only a license to use the Vendor Data Centers in accordance with this MSA; (ii) Customer has not been granted any real property interest in the Vendor Data Centers; and (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances.

11.3 Marketing.  During the term of this MSA, except as required by Federal or state law, the parties shall not publicly refer to this agreement orally or in writing without prior written consent, however, Customer agrees that Vendor may refer to Customer in communications with Vendor’s bankers, accountants, and other service providers to the extent reasonably necessary.

11.4 Government Regulations.  Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this MSA without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

11.5 Non-Solicitation.  During the Term of this MSA and continuing through the first anniversary of the termination of this MSA, Customer agrees that it will not, and will ensure that its affiliates do not, directly, solicit for employment any persons employed by Vendor.

11.6 No Third Party Beneficiaries.  Vendor and Customer agree that, except as otherwise expressly provided in this MSA, there shall be no third party beneficiaries to this MSA, including but not limited to the insurance providers for either party or the customers of Customer.

11.7 Governing Law; Dispute Resolution.  This MSA and the rights and obligations of the parties created hereby will be governed by and construed in accordance with the internal laws of the state of Indiana without regard to its conflict of law rules and specifically excluding from application to this MSA that law known as the United Nations Convention on the International Sale of Goods.  The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this MSA.  Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this MSA, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules (and if Customer is a non-U.S. entity, the International Arbitration Rules) of the American Arbitration Association (“AAA”).  There will be three (3) arbitrators (the “Arbitration Tribunal”), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter.  The language of the arbitration shall be English.  The Arbitration Tribunal will not have the authority to award punitive damages to either party.  Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA.  This MSA will be enforceable, and any arbitration award will be final, and judgment thereon may be entered in any court of competent jurisdiction.  The arbitration will be held in Indianapolis, Indiana, USA.  Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer’s failure to pay for Services in accordance with this MSA may be brought in a state or federal court in the United States with jurisdiction over the subject matter and parties.

11.8 Severability.  In the event any provision of this MSA is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this MSA will remain in full force and effect.

11.9 Waiver.  The waiver of any breach or default of this MSA, or the failure to exercise any right provided for in this MSA, will not constitute a waiver of any subsequent breach, default or right, and will not act to amend or negate the rights of the waiving or non-exercising party.

11.10 Assignment.  Neither party may assign this MSA without the others approval, such approval to not be unreasonably withheld, in whole as part of a corporate reorganization, consolidation, merger, or sale of all or substantially all of its assets, or transaction or series of related transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting power of such party.  Customer may not otherwise assign its rights or delegate its duties under this MSA either in whole or in part without the prior written consent of Vendor, and any attempted assignment or delegation without such consent will be void.  Vendor may delegate the performance of certain Services to third parties, including Vendor’s wholly owned subsidiaries and affiliates. This MSA will bind and inure to the benefit of each party's successors and permitted assigns.

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11.11 Notice.  Any notice or communication required or permitted to be given under this MSA may be deposited with an overnight courier, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed on the Order Form or at such other address as may hereafter be furnished in writing by either party to the other party.  Such notice will be deemed to have been given as of the date it is delivered, mailed, or sent, whichever is earlier.

11.12 Relationship of Parties.  Vendor and Customer are independent contractors and this MSA will not establish any relationship of partnership, joint venture, employment, franchise or agency between Vendor and Customer.  Neither Vendor nor Customer will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent, except as otherwise expressly provided in this MSA.

11.13 Article and Section Headings; Pronouns; Plural and Singular. The article and section headings in this MSA are for reference purposes only and shall not affect the meaning or interpretation of this MSA.  References in this MSA to a designated “Article” or “Section” refer to an Article or Section of this MSA unless otherwise specifically indicated.  All pronouns used in this MSA shall be construed as including both genders and the neuter.  All capitalized defined terms used in this MSA are equally applicable to their singular and plural forms.

11.14 Entire Agreement.  This MSA, including schedules and all documents incorporated into this MSA by reference, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all of the prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this MSA.  Any additional or different terms in any Order Form or other response by Customer shall be deemed objected to by Vendor without need of further notice of objection, and shall be of no effect or in any way binding upon Vendor.

11.15 Counterparts and Originals. This MSA may be executed in counterparts, which together shall constitute a single agreement.  Delivery by telephonic facsimile or electronic mail transmission of a signed counterpart of this MSA shall be effective as delivery of a manually signed counterpart.  Once signed, any reproduction of this MSA made by reliable means (e.g., photocopy, facsimile) is considered an original.

11.16 Amendments.  This MSA may be amended or changed only by a written document signed by authorized representatives of Vendor and Customer in accordance with this Section 11.16.

11.17 Interpretation of Conflicting Terms.  In the event of a conflict between or among the terms in this MSA, the Order Forms, Statements of Work and any other document made a part hereof, the documents shall control in the following order: the Order Form with the latest date, Statements of Work, this MSA and other documents.

CONFIDENTIAL

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

Authorized representatives of Customer and Vendor have read the foregoing Master Services Agreement and all documents incorporated into the Master Services Agreement and agree and accept such terms effective as of the date first referenced above.

CUSTOMER:		VENDOR:

Signature:	______________________________________	Signature:	______________________________________

Print Name:	______________________________________	Print Name:	______________________________________

Title:	______________________________________	Title:	______________________________________

Date:	______________________________________	Date:	______________________________________

DPW HOLDINGS, INC.

Signature:	______________________________________

Print Name:	______________________________________

Title:	______________________________________

Date:	______________________________________

This Master Services Agreement incorporates the following documents when applicable:
•	Order Forms
•	Statements of Work
•	Schedules
•	Colocation Addendum

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

Master Services Agreement Schedule 1.2—Definitions

The following defined terms are equally applicable in their singular and plural forms:

(a) “Customer Registration Form” means the list that contains the names and contact information (e.g. pager, email and telephone numbers) of Customer and the individuals authorized by Customer to enter the Vendor Data Centers, as delivered by Customer to Vendor and amended in writing from time to time by Customer.

(b) “Customer Technology” means Customer’s proprietary technology, including Customer’s Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this MSA by Customer.

(c) “Initial Term” means the minimum term for which Vendor will provide the Services to Customer, as indicated on the Order Forms.

(d) “Order Form” means any of the forms specifying the Services, and the term and prices of such Services, to be provided by Vendor to Customer that are submitted by Customer and accepted by Vendor.

(e) “Professional Services” means any professional or consulting service provided by Vendor to Customer as more fully described in a Statement of Work.

(f) “Renewal Term” means any service term following the Initial Term, as specified in Section 2.2 of the MSA.

(g) “Representatives” mean the individuals identified in writing on the Customer Registration Form and authorized by Customer to enter the Vendor Data Centers.

(h) “Services” means the specific services provided by Vendor as described on the Order Forms, provided that such Services shall include but not be limited to technical and management support of the Customer’s projects, including rack design, machine placement and directing power to the units.

(i) “Service Commencement Date” means the date Service is first made available to Customer for use and  Customer has not, within five (5) business days of such delivery, notified Vendor of its non-acceptance of the Service for reasons not caused by Customer (including Customer’s subcontractors and/or other third parties contracted for by Customer).

(j)  “Statement of Work” means the detailed descriptions of the Professional Services attached to Order Forms.

(k) “Vendor Data Center” means any of the facilities used by Vendor to provide the Services.

(l) “Vendor Technology” means Vendor’s proprietary technology, including Vendor Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Vendor or licensed to Vendor from a third party) and also including any derivatives, improvements, enhancements or extensions of Vendor Technology conceived, reduced to practice, or developed during the term of this MSA by either party that are not uniquely applicable to Customer or that have general applicability in the art.

(m) The terms “written” and “in writing” mean anything reduced to a tangible form by a party, including a printed, photocopy, facsimile or hand written document but excluding email or other electronic formats.